Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

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Bristol West Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 12th, 2005
General Information
Election of Directors
Corporate Governance Guidelines and Board Independence
The Board, Board Committees and Meetings
Code of Conduct and Business Ethics Policy
Communications with Stockholders and Other Constituencies
Directors’ Compensation
Executive Officers
SECURITY OWNERSHIP
Security Ownership of 5% Holders
Security Ownership of Directors and Management
RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR 2005
Other Independent Auditor Information
Approval of Audit and Non-Audit Services
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Chairman and Chief Executive Officer’s Employment Agreement
Other Named Executive Officers’ Employment Agreements
Restricted Stock Awards Granted, Dividends Paid And Aggregate Number and Value of Holdings at Year-End
Share Option Grants in 2004
Equity Compensation Plan Information
Aggregated Option Exercises in 2004 and Option Value at December 31, 2004
COMPENSATION COMMITTEE REPORT
Report of the Compensation Committee on Executive Compensation
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Consulting Services Fees
OneShield
Alea
Willis Group Holdings Limited
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
STOCKHOLDER AND OTHER PROPOSALS
RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS
APPENDIX A
CORPORATE GOVERNANCE GUIDELINES
APPENDIX I
DIRECTOR INDEPENDENCE STANDARDS
APPENDIX II
DIRECTOR SELECTION PROCESS
APPENDIX III
DIRECTOR QUALIFICATION STANDARDS
APPENDIX B
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
APPENDIX C
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
APPENDIX D
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

Bristol West Holdings, Inc.
5701 Stirling Road
Davie, Florida 33314

April 18, 2005

Dear Stockholder,

You are invited to attend our Annual Meeting of Stockholders on Thursday, May 12, 2005, at our headquarters in Davie, Florida.

In addition to the matters described in the attached proxy statement, I will report on our current activities and operations. You also will have an opportunity to ask questions of and to meet with your directors and executive officers.

Your representation and vote are important, and your shares should be voted whether or not you plan to attend the meeting. To ensure that your shares are represented at the meeting, please complete, sign, date and return the enclosed proxy card promptly.

I look forward to seeing you at the meeting.

Yours sincerely,

/s/ James R. Fisher
James R. Fisher
Chairman and Chief Executive Officer

BRISTOL WEST HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Time:  9:00 a.m. Eastern Standard Time

Date:  May 12, 2005

Place:  Bristol West Holdings, Inc. Headquarters
5701 Stirling Road
Davie, Florida 33314
Purpose:

•	Election of Directors for the ensuing year; and

•	Ratification of the selection of Deloitte & Touche LLP as the independent auditor for 2005.

The directors will present during the meeting the Company’s audited consolidated financial statements for the financial year ended December 31, 2004.

Only stockholders of record as of the close of business April 4, 2005 may vote at the meeting. This proxy statement is being mailed to stockholders on or about April 18, 2005 with a copy of the Company’s 2004 Annual Report, which includes financial statements for the year ended December 31, 2004.

Your vote is important. Please follow the instructions on the proxy card you receive. The proxy card should be returned in accordance with the instructions thereon to ensure that your shares are represented at the meeting.

By Order of the Board of Directors.

George G. O’Brien
Chief Legal Officer & Corporate Secretary
April 18, 2005

GENERAL INFORMATION

Who may vote

Holders of Bristol West Holdings, Inc. (the “Company”) common shares, as recorded in the Company’s share register on April 4, 2005, may vote at the meeting. As of that date, there were 31,598,451 shares of common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the Company’s offices at 5701 Stirling Road, Davie, Florida 33314.

How to vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to change your vote at the meeting.

Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How proxies work

The Board of Directors (the “Board”) of the Company is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all items herein to be voted on.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, the person or persons named in the proxy will vote according to their best judgment.

Solicitation

In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying the Company’s Corporate Secretary.

Quorum

In order to transact business at the meeting, we must have a quorum. Under the Company’s by-laws, stockholders representing a majority of the Company’s issued and outstanding common stock, present in person or by proxy and entitled to vote, constitute a quorum.

Only stockholders, their proxy holders and the Company’s guests may attend the meeting. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 4, 2005, the record date for voting.

Votes needed

All proposals to be acted on at the meeting require the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, though counted for the purposes of determining the quorum present for the transaction of business, will have the effect of not voting in favor of a proposal. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instructions when such instruction is required by the New York Stock Exchange.

ITEM 1
ELECTION OF DIRECTORS

Under the Company’s by-laws, directors hold office only until the next following Annual Meeting of Stockholders unless they are earlier removed or resign.

The Board recommends you vote FOR each of the following directors proposed for reelection:

Mr. James R. Fisher
Mr. Fisher, age 49, has been Chief Executive Officer and Chairman of the Board of the Company since September 2000 and has been a director of the Company since July 1998. Mr. Fisher has been the Managing Member and majority owner of Fisher Capital Corp. L.L.C. since March 1997. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation. Currently, Mr. Fisher is a director of Willis Group Holdings Limited and Alea Group Holdings (Bermuda) Ltd. and a trustee of Lafayette College in Easton, Pennsylvania.

Mr. R. Cary Blair
Mr. Blair, age 65, has been a director of the Company since March 2004. Mr. Blair retired as Chairman and Chief Executive Officer of the Westfield Group in August 2003. He served his entire career at the Westfield Group from 1961 through August 2003. Currently, Mr. Blair is a director of First Merit Corporation and Davey Tree Expert Co., the Chairman of the Westfield Foundation, and a member of the advisory board of Benfield LTD of London, England.

Mr. Richard T. Delaney
Mr. Delaney, age 66, has been a director of the Company since March 2004. Currently, Mr. Delaney is an independent consultant and a member of the CPCU Society. From 1994 through January 2000, Mr. Delaney held the positions of President and Chief Operating Officer of Am-Re Consultants, Inc. and Vice Chairman of Am-Re Global Services, Inc. From January 2002 through November 2003, Mr. Delaney was a director of Alea Group Holdings Ltd. From January 2002 through June 2004, Mr. Delaney was a director of Associated Industries Insurance Services, Inc.

Mr. Todd A. Fisher
Mr. Fisher, age 39, has been a director of the Company since February 1998. Mr. Fisher has been a member of KKR & Co. L.L.C. since January 1, 2001. Mr. Fisher was an executive of KKR from June 1993 to December 31, 2000. Mr. Fisher was an associate at Goldman Sachs & Co. from July 1992 to June 1993. Currently, Mr. Fisher is a director of Accuride Corporation, Alea Group Holdings (Bermuda) Ltd., Rockwood Specialties, Inc., Duales System Deutschland AG, and the Vice Chairman of Vendex KBB.

Mr. Perry Golkin
Mr. Golkin, age 51, has been a director of the Company since February 1998. Mr. Golkin has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of KKR from 1995 to January 1996. Prior to 1995, he was an executive of KKR. Currently, Mr. Golkin is a director of Alea Group Holdings (Bermuda) Ltd., PRIMEDIA, Inc., Rockwood Specialties, Inc., Walter Industries, Inc. and Willis Group Holdings Limited.

Mr. Inder-Jeet S. Gujral
Mr. Gujral, age 46, has been a director of the Company since March 2004.  In January 2000, Mr. Gujral founded and became Chairman of OneShield, Inc. and also founded Firemark Partners, LLC. Mr. Gujral is currently an Executive Vice President of WebMD Corp., Chairman of Newton Sensors, Inc. and a director of Quosa, Inc. and SSI Corp.

Ms. Mary R. Hennessy
Ms. Hennessy, age 52, has been a director of Bristol West since March 2004. Ms. Hennessy is currently a consultant with Webb Associates of Haddonfield, New Jersey. From January 2000 through May 2002, Ms. Hennessy was the Chief Executive Officer and President of Overseas Partners, Ltd. From November 1996 through April 1999, Ms. Hennessy was President and Chief Operating Officer of TIG Holdings. Prior to

 serving at TIG, Ms. Hennessy held various executive positions at American Re Corporation from 1988 to 1996. Ms. Hennessy has been a Fellow of the Casualty Actuarial Society since 1981.

Dr. Eileen Hilton
Dr. Hilton, age 58, has been a director of the Company since March 2004. Dr. Hilton has been the Chief Executive Officer and President of Biomedical Research Alliance of New York since 1998. Dr. Hilton has been an attending physician at Long Island Jewish Medical Center since 1985. Dr. Hilton is currently a Fellow with the American College of Physicians and the Infectious Disease Society of America and a member of the American Society of Microbiology, the Long Island Infectious Disease Society and the New York Society of Infectious Disease.

Mr. James N. Meehan
Mr. Meehan, age 59, has been a director of the Company since March 2004. Mr. Meehan was a Managing Director of Bank of America in Chicago, Illinois from June 1987 through May 2002. Prior to serving at Bank of America, Mr. Meehan was Vice President of First National Bank of Chicago. Currently, Mr. Meehan is an independent consultant and a director of the Delphi Financial Group and American Fuji Fire and Marine Insurance Company.

Mr. Scott C. Nuttall
Mr. Nuttall, age 32, has been a director of the Company since August 2000. Mr. Nuttall has been an executive of KKR since November 1996. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. Currently, Mr. Nuttall is a director of Alea Group Holdings (Bermuda) Ltd., Willis Group Holdings Limited and KKR Financial Corporation.

Mr. Arthur J. Rothkopf
Mr. Rothkopf, age 69, has been a director of the Company since March 2004. Mr. Rothkopf has been the President of Lafayette College in Easton, Pennsylvania since 1993. Prior to serving as President of Lafayette College, Mr. Rothkopf served as the Deputy Secretary and General Counsel of the United States Department of Transportation and was a partner in the law firm of Hogan & Hartson in Washington, D.C. Currently, Mr. Rothkopf is a director of Insurance Services Office, Inc.

Corporate Governance Guidelines and Board Independence

Pursuant to the requirements of the New York Stock Exchange (the “NYSE”), the Board has adopted Corporate Governance Guidelines that meet the independence standards of the NYSE. The Board amended these Guidelines on March 8, 2005 to meet recent changes to the NYSE listing standards. The Corporate Governance Guidelines are attached to this proxy statement as Appendix A and also can be found on the Company’s website at www.bristolwest.com. As part of the Company’s Corporate Governance Guidelines, the Board has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards, which are included in Appendix A to this proxy statement, are intended to assist the Board of Directors in determining whether or not certain relationships between the Company’s directors and the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) constitute “material relationships”. The categorical standards establish thresholds at which such relationships are deemed to be not material. The Board has affirmatively determined that the following Board members are independent and have no material relationship with the Company: R. Cary Blair, Richard T. Delaney, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf.

The Board, Board Committees and Meetings

Prior to March 24, 2004, the Board consisted of James R. Fisher, Todd A. Fisher, Perry Golkin and Scott C. Nuttall. On March 24, 2004, the Board was expanded to include seven additional directors. R. Cary Blair, Richard T. Delaney, Inder-Jeet S. Gujral, Mary R. Hennessy, James N. Meehan and Arthur J. Rothkopf were added to the Board at the recommendation of James R. Fisher. Eileen Hilton was added to the Board at the recommendation of Perry Golkin. The Board held six meetings during 2004. It is expected that the Board will hold at least five meetings during 2005.

All the directors who held office in 2004, other than Todd A. Fisher, Perry Golkin and Scott C. Nuttall, attended at least 75% of the meetings of the Board and any committee on which they served during their period of office. The non-management directors meet in separate executive sessions without senior management for a portion of each meeting. At least once per year, the independent directors meet in a separate executive session without senior management and non-independent directors for a portion of the meeting. The Chairman of each executive session is determined by the directors at each executive session. All directors are expected to make every effort to attend all annual stockholder meetings.

The Audit Committee is composed of three directors: James N. Meehan (Chairman), Richard T. Delaney and Mary R. Hennessy, each of whom was determined by the Board to be “independent” as defined by the NYSE rules and the Company’s independence standards and in compliance with the Audit Committee requirements promulgated by the Securities and Exchange Commission (the “SEC”). The Board has determined that James N. Meehan is the “audit committee financial expert” as such term is defined under the SEC rules. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the Company’s financial statements; (b) the selection and oversight of the independent auditors; (c) the Company’s compliance with legal and regulatory requirements; (d) the independent auditors’ qualifications and independence; (e) the performance of the independent auditors and the Company’s internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. The Audit Committee operates pursuant to a Charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix B and can also be found on the Company’s website at www.bristolwest.com. The Audit Committee held four meetings during 2004. The report of the Audit Committee can be found below.

The Compensation Committee is composed of three directors: R. Cary Blair (Chairman), Richard T. Delaney and Eileen Hilton, each of whom was determined by the Board to be “independent” as defined by the NYSE rules and the Company’s independence standards. The Compensation Committee determines the compensation of the Company’s Chairman and Chief Executive Officer and other senior executives. In addition, the Compensation Committee administers the Company’s stock-based award plans, establishes the Company’s general compensation philosophy and oversees the development and implementation of the Company’s compensation programs. The Compensation Committee operates pursuant to a Charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix C and can also be found on the Company’s website at www.bristolwest.com. The Compensation Committee held five meetings during 2004. The report of the Compensation Committee can be found below.

The Corporate Governance and Nominating Committee is composed of four directors: Arthur J. Rothkopf (Chairman), R. Cary Blair, Mary R. Hennessy and James N. Meehan, each of whom was determined by the Board to be “independent” as defined by the NYSE rules and the Company’s independence standards. The Corporate Governance and Nominating Committee identifies and recommends individuals to the Board to be nominated for election to the Board. The Committee selects and evaluates director nominees using a process that is described in general terms in the Corporate Governance Guidelines, which are attached hereto as Appendix A. In addition, this Committee develops and recommends to the Board corporate governance principles applicable to the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix D and can also be found on the Company’s website at www.bristolwest.com. The Corporate Governance and Nominating Committee held two meetings during 2004.

The Corporate Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Committee, c/o George G. O’Brien, Chief Legal Officer and Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314. In addition to considering candidates suggested by stockholders, the Committee considers candidates recommended by current directors, company officers, employees and others. The Committee screens all candidates in the same manner regardless of the source of the recommendation. The Committee reviews all written materials provided with respect to the candidate. The Committee determines whether the candidate meets the Company's qualifications for directors and whether requesting additional information or an interview is appropriate. Among the factors considered by the Committee in evaluating candidates for director are their integrity and reputation, business experience and judgment, and ability to work effectively with other directors.

Code of Conduct and Business Ethics Policy

The Board adopted a Code of Conduct and Business Ethics Policy for all directors and Company employees. The Board also adopted a Code of Conduct and Business Ethics Policy for the Chief Executive Officer and Senior Financial Officers. Copies of both policies can be found on the Company’s website at www.bristolwest.com.

Communications with Stockholders and Other Constituencies
The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, including stockholders, the press, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside directors from communicating directly with stockholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management with senior management present. A stockholder may communicate with the independent directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Corporate Secretary at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314.

Directors’ Compensation

In 2004, the directors, other than Mr. James R. Fisher, received annual directors’ fees of $40,000. Mr. James N. Meehan received an additional fee of $15,000 in 2004 for his duties as Chairman of the Audit Committee. Mr. Richard T. Delaney and Ms. Mary R. Hennessy each received an additional fee of $7,500 in 2004 for their duties as members of the Audit Committee. The annual fees paid to those directors who joined the Board on March 24, 2004 were pro-rated based on the term of their service in 2004. The directors are entitled to defer receipt of all or some of their fees under the Company’s Non-Employee Directors’ Deferred Compensation Plan, and some of the directors have made such an election. Mr. James R. Fisher receives no specific compensation for his services as a director.

In addition to the fees described above, each director joining the Board on March 24, 2004 was granted $40,000 in restricted shares of the Company’s common stock. The restricted stock vests in two years from the grant date of May 14, 2004 so long as the director continues to serve as a director of the Company until the vesting date. Accordingly, R. Cary Blair, Richard T. Delaney, Inder-Jeet Gujral, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf each have been granted such restrictive stock.

Executive Officers

Set forth below are the names, ages and current positions of the Company’s officers.
Name	Age	Position
James R. Fisher	49	Chief Executive Officer and Chairman of the Board
Jeffrey J. Dailey	48	President and Chief Operating Officer
Anne M. Bandi	48	Senior Vice President—Operations
George N. Christensen	59	Senior Vice President—Business Integration
Brian J. Dwyer	48	Senior Vice President—Product Research and Development
Craig E. Eisenacher	57	Senior Vice President—Chief Financial Officer
Nila J. Harrison	41	Senior Vice President—Human Resources
Simon J. Noonan	41	Senior Vice President—Actuarial/Product
Ronald E. Latva	40	Senior Vice President—Product Management
George G. O’Brien	49	Senior Vice President—Chief Legal Officer
John L. Ondeck	45	Senior Vice President—Chief Information Officer
Alexis S. Oster	36	Senior Vice President—General Counsel
Robert D. Sadler	41	Senior Vice President—Marketing
James J. Sclafani, Jr.	45	Senior Vice President—Claims
Audrey E. Sylvan	41	Senior Vice President—Product Management

James R. Fisher.     Mr. Fisher has been Chief Executive Officer and Chairman of the Board of the Company since September 2000 and has been a director of the Company since July 1998. Mr. Fisher has been the Managing Member and majority owner of Fisher Capital Corp. L.L.C. since March 1997. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation. Currently, Mr. Fisher is a director of Willis Group Holdings Limited and Alea Group Holdings (Bermuda) Ltd. and a trustee of Lafayette College in Easton, Pennsylvania.

Jeffrey J. Dailey.    Mr. Dailey has been President of the Company since December 2003 and Chief Operating Officer since April 2001. Mr. Dailey has 25 years of experience in the insurance industry. Prior to joining the Company in 2001, Mr. Dailey was the Chief Executive Officer of Reliant Insurance. Prior to joining Reliant in 1996, Mr. Dailey spent 14 years with The Progressive Corporation, holding numerous executive positions culminating as President of Progressive's Northeast Division.

Anne M. Bandi.    Ms. Bandi has been the Company’s Senior Vice President—Operations since April 2001. Ms. Bandi has 25 years of insurance operations experience. Prior to joining the Company, Ms. Bandi had been the Senior Vice President of Operations at Reliant Insurance since February 1996. Prior to joining Reliant, Ms. Bandi spent 16 years with The Progressive Corporation in a variety of operations management positions.

George N. Christensen.    Mr. Christensen has been Senior Vice President—Business Integration of the Company since April 2001. Mr. Christensen joined the Company in 1978 and has served in various roles since that time, including Chief Information Officer.

Brian J. Dwyer.    Mr. Dwyer has been Senior Vice President—Product Research and Development of the Company since August 2003. Mr. Dwyer has 15 years of insurance industry experience. Prior to joining the Company, Mr. Dwyer served in various management roles for The Progressive Corporation from 1989 through 2002, including Regional Marketing Manager and General Manager. Prior to joining The Progressive Corporation, Mr. Dwyer served as a senior manager with Ernst & Whinney.

Craig E. Eisenacher.    Mr. Eisenacher has been Chief Financial Officer of the Company since June 1, 2004. From December 2003 until June 1, 2004, he was the Company’s Senior Vice President— Corporate Finance. Prior to joining the Company in December 2003, Mr. Eisenacher was a Managing Director with Century Capital Management, Inc., an investment management firm engaged in private equity investing with a focus on companies engaged in insurance and financial services. From 1996 through 1999, Mr. Eisenacher was Vice President of General Reinsurance Corp. Prior to 1996, Mr. Eisenacher held several senior management positions at insurance and reinsurance companies, including Treasurer and Controller of the CIGNA Property and Casualty Group, Vice President—Finance of American Re-Insurance Company and Senior Vice President and Chief Financial Officer of Prudential Reinsurance Company.

Nila J. Harrison.    Ms. Harrison has been Senior Vice President—Human Resources of the Company since April 2001. Ms. Harrison has 20 years of human resources experience. Prior to joining the Company, Ms. Harrison was the Senior Vice President, Human Resources for Reliant. Prior to joining Reliant in April 1996, Ms. Harrison was in the retail industry, where she spent 12 years in human resources management positions with Fabri-Centers of America Inc. and Limited Brands Inc.

Simon J. Noonan, FIA, MAAA.    Mr. Noonan has been Senior Vice President—Actuarial/Product of the Company since April 2002. Prior to joining the Company in 2002, Mr. Noonan was the Chief Executive Officer of Metis Financial LLC, a consulting firm specializing in the property and casualty insurance market, since November of 1997. Prior to joining Metis, Mr. Noonan served as a Senior Manager and Director in the insurance practice of KPMG from 1991 through 1997.

Ronald E. Latva. Mr. Latva has been Senior Vice President—Product Management of the Company since May 2004.  From August 2000 until May 2004, he was a Vice President and National Product Manager for the Company.  Mr. Latva has over 18 years of insurance product management experience.  Prior to joining the Company, he served as an Assistant Vice President at Allmerica Financial from 1997 to 2000.  From 1986 through 1997, he held various pricing and product management positions at Great American Insurance.

George G. O'Brien. Mr. O'Brien has been Senior Vice President—Chief Legal Officer and Corporate Secretary of the Company since March 2004. Prior to joining the Company, Mr. O'Brien had his own litigation practice since 1994. He began consulting with the Company in March 2003. From 1980 until 1994, Mr. O'Brien was a partner with the law firm of Dechert Price & Rhoads, and from 1980 until 1988 he was an associate with that firm.

John L. Ondeck.    Mr. Ondeck has been Senior Vice President—Chief Information Officer of the Company since May 2002. Mr. Ondeck has over 13 years of information technology experience. Prior to joining the Company in 2002, Mr. Ondeck was President of Armstrong and Lures, Inc., a software consulting firm from 2001 to 2002 and 1998 to 2000. Mr. Ondeck was a Vice President of Sales and Operations for Digital Day, a software development firm, from 2000 to 2001. From 1990 through 1997, Mr. Ondeck held management positions at Oracle Corporation and Kraft General Foods.

Alexis S. Oster.   Ms. Oster has been Senior Vice President—General Counsel of the Company since April 2001. Ms. Oster has 12 years of experience in the insurance industry. Prior to joining the Company in 2001, Ms. Oster served as General Counsel for Reliant. Prior to joining Reliant in 1996, Ms. Oster was corporate counsel of USF&G Insurance, with a primary focus on regulatory matters, company licensing and general corporate legal matters.

Robert D. Sadler.    Mr. Sadler has been Senior Vice President—Marketing of the Company since April 2001. Prior to joining the Company in 2001, Mr. Sadler was the Chief Financial Officer for Reliant Insurance. Mr. Sadler was with Reliant Insurance from May 1996 through March 2001. Prior to joining Reliant, Mr. Sadler served as the Chief Financial Officer of Agency Insurance Company and as a manager for Ernst & Young in their insurance practice.

James J. Sclafani, Jr.    Mr. Sclafani has been Senior Vice President—Claims of the Company since January 2003. Prior to joining the Company, Mr. Sclafani was Vice President and world-wide manager of liability claims for Enterprise Rent-A-Car. Prior to joining Enterprise in 1994, Mr. Sclafani was with The Progressive Corporation for 10 years holding various claim management positions.

Audrey E. Sylvan. Ms. Sylvan has been Senior Vice President - Product Management of the Company since May 2004. From April 2001 through May 2004, Ms. Sylvan was Vice President - Product Management of the Company. Ms. Sylvan has 17 years of insurance experience in Product Management. Prior to joining the Company, Ms. Sylvan was Senior Vice President of Product Management for Reliant Insurance. Prior to joining Reliant in 1996, Ms. Sylvan was a Product Manager at The Progressive Corporation for eight years, where she managed both Specialty and Auto Products.

SECURITY OWNERSHIP

Security Ownership of 5% Holders

The following table reflects the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of its outstanding shares:

	Number of Shares Beneficially Owned	Percentage of Shares at April 4, 2005
Name and Address

Bristol West Associates LLC[1]	12,434,318[2] .	39.4%
C/O KKR & Co
9 West 57th St 41st Floor
New York, NY 10019

T. Rowe Price Associates Inc.[3]	1,676,900	5.3%
100 East Pratt St.
Baltimore, MD 21202

Stadium Capital Management LLC[4]	1,963,600	6.2%
2483 East Bayshore Road Ste 202
Palo Alto, CA 94303

1 KKR 1996 GP, L.L.C. is the general partner of KKR Associates 1996 L.P., which is the general partner of KKR 1996 Fund L.P., which is the managing member of Bristol West Associates LLC, which owns approximately 38.8% of the Company’s common stock (including options that are currently exercisable or exercisable within 60 days). Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes P. Huth, Alex Navab and Todd A. Fisher, as members of KKR 1996 GP, L.L.C., may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP, L.L.C., but disclaim such beneficial ownership. The address of Bristol West Associates LLC and the address of each individual listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019.

2 This amount includes 176,950 shares owned by Aurora Investments II LLC, an affiliate of Bristol West Associates LLC.

3 Number of shares are as of December 31, 2004, as stated in the Schedule 13G filed by T. Rowe Price Associates Inc. with the SEC on February 9, 2005.

4 Number of shares are as of December 31, 2004, as stated in the Schedule 13G filed by Stadium Capital Management LLC with the SEC on February 14, 2005.

Security Ownership of Directors and Management

The amounts and percentages of the Company’s shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or restricted shares held by that person that are currently exercisable or exercisable within 60 days of the date of this document are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of the Company’s share capital is based on 31,598,451 shares of common stock outstanding on April 4, 2005. The following table shows the interests of directors and officers of the Company.

	Number of Shares	Percentage of Shares
Name	Beneficially Owned	Beneficially Owned
James R. Fisher (1)	1,053,485	3.2%
R. Cary Blair	4,174	*
Richard T. Delaney (2)	8,468	*
Todd A. Fisher (3)	12,435,989	39.4%
Perry Golkin (4)	12,435,989	39.4%
Inder-Jeet S. Gujral (5)	134,225	*
Mary R. Hennessy (6)	4,158	*
Eileen Hilton	2,174	*
James N. Meehan (7)	23,322	*
Scott C. Nuttall (8)	1,671	*
Arthur J. Rothkopf (9)	3,009	*
Jeffrey J. Dailey (10)	360,321	1.1%
Craig E. Eisenacher (11)	56,523	*
Simon J. Noonan (12)	151,497	*
James J. Sclafani, Jr. (13)	77,479	*
All directors and executive
officers as a group (25 persons)	15,070,569	45.1%

* Less than 1% of the outstanding Common Shares of the Company

(1) This amount includes 14,749 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Fisher has sole voting power and no investment power with respect to these restricted shares during the restriction period. Also, Mr. Fisher is the managing member and majority owner of Fisher Capital Corp. LLC. As such, Mr. Fisher may be deemed to be the beneficial owner of 65,190 shares and 873,546 currently exercisable options to purchase shares of the Company’s common stock that are held by Fisher Capital, but disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. Mr. Fisher also has an interest in, but does not beneficially own, 26,076 shares of the Company’s common stock as an investor through a KKR affiliate.

(2) This amount includes 5,000 shares owned indirectly by Mr. Delaney. This amount also includes 2,174 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Delaney has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(3) KKR 1996 GP, L.L.C. is the general partner of KKR Associates 1996 L.P., which is the general partner of KKR 1996 Fund L.P., which is the managing member of Bristol West Associates LLC, which owns approximately 38.8% of the Company’s common stock. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes P. Huth, Alex Navab and Todd A. Fisher, as members of KKR 1996 GP, L.L.C., may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP, L.L.C., but disclaim such beneficial ownership. The address of Bristol West Associates LLC and the address of each individual listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019. This amount also includes 176,950 shares owned by Aurora Investments II LLC, an affiliate of Bristol West Associates LLC and 1,671 phantom shares held by Mr. Todd A. Fisher under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan.

(4) KKR 1996 GP, L.L.C. is the general partner of KKR Associates 1996 L.P., which is the general partner of KKR 1996 Fund L.P., which is the managing member of Bristol West Associates LLC, which owns approximately 38.8% of the Company’s common stock. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes P. Huth, Alex Navab and Todd A. Fisher, as members of KKR 1996 GP, L.L.C., may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP, L.L.C., but disclaim such beneficial ownership. The address of Bristol West Associates LLC and the address of each individual listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019. This amount also includes 176,950 shares owned by Aurora Investments II LLC, an affiliate of Bristol West Associates LLC and 1,671 phantom shares held by Mr. Perry Golkin under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan.

(5) This amount includes 1,671 phantom shares held by Mr. Gujral under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan and 2,174 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Gujral has sole voting power and no investment power with respect to these restricted shares during the restriction period. This amount also includes 130,380 options to purchase shares held by Firemark Partners LLC. Mr. Gujral is the founder and a partner of Firemark Partners LLC, a service company that provides development and implementation assistance to the Company with respect to the Company’s OneStep’ system pursuant to a services agreement dated July 24, 2002 between Firemark Partners LLC and the Company. The 130,380 options to purchase shares became exercisable in 12 equal monthly installments beginning on August 23, 2002. Mr. Gujral as a member and partner of Firemark Partners LLC may be deemed to share beneficial ownership of any shares beneficially owned by Firemark Partners LLC but disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

(6) This amount includes 1,984 phantom shares held by Ms. Hennessy under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan and 2,174 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Ms. Hennessy has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(7) This amount includes 1,148 phantom shares held by Mr. Meehan under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan and 2,174 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Meehan has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(8) This amount includes 1,671 phantom shares held by Mr. Nuttall under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan.

(9) This amount includes 836 phantom shares held by Mr. Rothkopf under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation Plan and 2,174 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Rothkopf has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(10) This amount includes 238,167 options to purchase shares that are currently exercisable or become exercisable within 60 days. This amount also includes 67,402 shares of restricted stock issued under the

 Company’s 2004 Stock Incentive Plan. Mr. Dailey has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(11) This amount includes 9,779 options to purchase shares that are currently exercisable or become exercisable within 60 days and 2,500 shares held indirectly by Mr. Eisenacher. This amount also includes 34,844 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Eisenacher has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(12) This amount includes 96,727 options to purchase shares that are currently exercisable or become exercisable within 60 days. This amount also includes 35,213 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Noonan has sole voting power and no investment power with respect to these restricted shares during the restriction period.

(13) This amount includes 34,526 options that are currently exercisable or become exercisable within 60 days. This amount also includes 25,104 shares of restricted stock issued under the Company’s 2004 Stock Incentive Plan. Mr. Sclafani has sole voting power and no investment power with respect to these restricted shares during the restriction period.

ITEM 2

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR FOR 2005

The Audit Committee has selected Deloitte & Touche LLP as the independent auditor to perform the audit of the financial statements of the Company for the fiscal year ending December 31, 2005. This selection has been ratified by the Board. Deloitte & Touche LLP acted as the Company’s independent auditor for the fiscal year ended December 31, 2004. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any pertinent questions.

Your Board recommends you vote FOR this proposal.

Other Independent Auditor Information

Fees to Deloitte & Touche LLP

The Board delegates the determination of the audit fees of Deloitte & Touche LLP to the Audit Committee. The following fees have been, or will be, billed by Deloitte & Touche LLP and their respective affiliates (collectively “Deloitte”) for professional services rendered to the Company for the fiscal years ended December 31, 2004 and December 31, 2003.
	2004	2003

Audit fees.............................................................................................................	$ 1,344,420	$ 933,100
Audit-related fees (1)…………………………………………..........................	37,700	36,830
Tax fees (2)………………………………………………….…..........................	98,737	100,762
All other fees…………………………….……………………..........................	0	0
Total fees…………………………………...…………………..........................	$ 1,480,857	$ 1,070,692

(1)	Audit-related fees represent fees for employee benefit plan audits.
(2)	Tax fees represent fees for tax compliance, tax consulting and tax planning services.

Deloitte’s services and fees for 2003 were not subject to audit committee approval as the Company was privately held until its initial public offering on February 12, 2004. The Audit Committee approved all of Deloitte’s services and fees for 2004.

Approval of Audit and Non-Audit Services

The Audit Committee Charter requires the Audit Committee to approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditor, other than prohibited non-auditing services. Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee. The Committee also adopted procedures for the approval of audit and non-audit services between regularly scheduled Audit Committee meetings. The Chief Financial Officer is required to contact the Audit Committee Chairperson to request such approval. The Audit Committee Chairperson or another member of the Committee designated by the Chairperson is empowered to approve in writing such services that in the aggregate will not exceed $100,000. The entire Audit Committee at the next regularly scheduled meeting is required to review and affirm this retention. This procedure relates only to payments made to an external auditor that has previously been approved by the Audit Committee to perform audit services for the Company. Retention of other external audit firms or consultants can only be approved by the full Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is “independent” as defined by the New York Stock Exchange Rules and the Company’s independence standards. The Committee operates pursuant to a charter, a copy of which is attached to this proxy statement as Exhibit B and is available on the Company’s website at www.bristolwest.com. The Committee met four times in 2004, and Committee members engaged in other discussions with management, the independent auditors and each other during the year.

The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to (a) the integrity of the Company’s financial statements; (b) the selection of the independent auditors; (c) the Company’s compliance with legal and regulatory requirements; (d) the performance of the independent auditors and the Company’s internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004 with management and the independent auditors. The Committee also received from the independent auditors the required communications, including written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Committee also discussed with the auditors the auditors’ independence and the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s review, discussions and recommendations do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

    Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC, and selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2005.

James N. Meehan (Chairperson)
Richard T. Delaney
Mary R. Hennessy

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth cash and other compensation paid or accrued for services rendered in 2004, 2003 and 2002 to the Chairman and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation
James R. Fisher (1)	2004	700,000	175,000(2)	-	250,000 (3)	(1)	-	-
	2003	-	-	25,000	-	(1)	-	-
	2002	-	-	25,000	-	(1)	-	-
Jeffrey J. Dailey (4)	2004	390,000	213,750	58,478 (5)	1,071,250(6)	-	-	-
	2003	385,385	232,500	-	-	3,706	-	-
	2002	375,000	187,500	-	-	8,149	-	-
Craig E. Eisenacher	2004	275,000	90,000 (7)	-	530,000(10)	-	-	-
	2003	10,577	150,000(8)	202,580 (9)	-	-	-	-
	2002	-	-	-	-	-	-	-
Simon J. Noonan (11)	2004	282,692	108,750	-	536,250(12)	-	-	-
	2003	260,096	112,500	-	-	1,793	-	-
	2002	163,461	145,000	-	-	3,260	-	-
James J. Sclafani, Jr. (13)	2004	283,077	56,250	-	351,750(14)	-	-	-
	2003	266,538	284,353	-	-	1,255	-	-
	2002	-	-	-	-	-	-	-

(1)
For the years ended December 31, 2003 and December 31, 2002, James R. Fisher was not a direct employee of the Company. All compensation due to Mr. Fisher, in his role as Chief Executive Officer, was paid to Fisher Capital Corp., LLC. Mr. Fisher is the managing member and majority owner of Fisher Capital, and received 86.5% of all compensation paid by the Company to Fisher Capital for his services as Chief Executive Officer and the additional services Fisher Capital provides. For the years ended December 31, 2003 and December 31, 2002, the fee paid to Fisher Capital as compensation for Mr. Fisher's serving as Chief Executive Officer was $700,000. In addition, for the years ended December 31, 2003 and December 31, 2002, Fisher Capital was granted 221,646 options and 130,380 options, respectively, at an exercise price of $3.83 per option share, which options Mr. Fisher may be deemed to beneficially own. Mr. Fisher also received, directly, a $25,000 annual fee for serving on the Board. Effective January 1, 2004, Mr. Fisher entered into an employment agreement with the Company. This employment agreement made him a direct employee of the Company and his compensation is paid directly to him. Mr. Fisher is no longer eligible to receive the $25,000 annual fee for serving on the Board.

(2)
Mr. Fisher was paid a one-time signing bonus of $175,000 for entering into his employment agreement effective as of January 1, 2004. Mr. Fisher also received $250,000 in a grant of restricted stock as a bonus for 2004 performance. This restricted stock grant is included in the Restricted Stock Awards column of this table.

(3)
Mr. Fisher received $250,000 in a grant of restricted stock as a bonus for 2004 performance. This restricted stock cliff vests two years from the date of the grant, so long as Mr. Fisher continues to serve as an employee of the Company until the vesting date.

(4)
In addition to the cash amounts set forth in the Bonus column of this table, Mr. Dailey also received a grant of restricted stock as part of his annual bonus for 2004 performance and grants of options to purchase shares of the Company’s stock as part of his annual bonuses for 2003 and 2002 performance. These grants are included in the Restricted Stock Awards column and the Securities Underlying Options column of this table.

(5)
This amount includes $22,388 of expenses paid by the Company in connection with an automobile provided to Mr. Dailey for personal use, $33,750 in expenses paid by the Company to Mr. Dailey for unused paid time off, and $2,340 in matching contributions made by the Company to Mr. Dailey’s 401(k) account, pursuant to the Company’s Retirement Security Program.

(6)
This amount consists of a restricted stock award of $1,000,000 that cliff vests five years after the grant date of May 14, 2004 and a restricted stock award of $71,250 that cliff vests two years after the grant date of February 22, 2005, so long as Mr. Dailey continues to serve as an employee of the Company until the respective vesting dates.

(7)
In addition to this cash amount of his bonus for 2004 performance, Mr. Eisenacher also received a grant of restricted stock as part of his annual bonus for 2004 performance. This restricted stock grant is included in the Restricted Stock Awards column of this table.

(8)	Mr. Eisenacher began his employment with the Company on December 8, 2003 and received a one-time signing bonus of $150,000.

(9)	This amount consists of expenses paid by the Company in connection with the relocation of Mr. Eisenacher.

(10)
This amount consists of a restricted stock award of $500,000 that cliff vests five years after the grant date of May 14, 2004, and a restricted stock award of $30,000 that cliff vests two years after the grant date of February 22, 2005, so long as Mr. Eisenacher continues to serve as an employee of the Company until the respective vesting dates.

(11)
In addition to the cash amounts set forth in the Bonus column of this table, which include a one-time signing bonus of $70,000 in 2002, Mr. Noonan also received a grant of restricted stock as part of his annual bonus for 2004 performance and grants of options to purchase shares of the Company’s stock as part of his annual bonuses for 2003 and 2002 performance. These grants are included in the Restricted Stock Awards column and the Securities Underlying Options column of this table.

(12)
This amount consists of a restricted stock award of $500,000 that cliff vests five years after the grant date of May 14, 2004, and a restricted stock award of $36,250 that cliff vests two years after the grant date of February 22, 2005, so long as Mr. Noonan continues to serve as an employee of the Company until the respective vesting dates.

(13)
In addition to the cash amounts set forth in the Bonus column of this table, which include a one-time signing bonus of $205,603 in 2003, Mr. Sclafani also received a grant of restricted stock as part of his annual bonus for 2004 performance and a grant of options to purchase shares of the

Company’s stock as part of his annual bonus for 2003 performance. These grants are included in the Restricted Stock Awards column and the Securities Underlying Options column of this table.

(14)
This amount consists of a restricted stock award of $333,000 that cliff vests five years after the grant date of May 14, 2004, and a restricted stock award of $18,750 that cliff vests two years after the grant date of February 22, 2005, so long as Mr. Sclafani continues to serve as an employee of the Company until the respective vesting dates.

Chairman and Chief Executive Officer’s Employment Agreement

    Effective as of January 1, 2004, James R. Fisher entered into an employment agreement with the Company. Under this agreement, Mr. Fisher will serve as the Company’s Chief Executive Officer for an initial term expiring on June 30, 2005. This term will be automatically extended for additional one-year periods beginning thereafter unless terminated by either party pursuant to the agreement. In connection with entering into this agreement, Mr. Fisher received a one-time signing bonus of $175,000. While employed under this agreement, Mr. Fisher will receive an annual base salary of $700,000 and will be eligible to receive an annual bonus in an amount determined by the Compensation Committee of the Board. If the Company terminates Mr. Fisher's employment without cause (as defined in the agreement), Mr. Fisher will be entitled to receive, for the remainder of the applicable term of his employment, his base salary.

    While Mr. Fisher is subject to a non-competition provision under this agreement, which requires him to fulfill his duties and responsibilities to the Company, he is permitted to provide services to KKR and its affiliates and to manage and direct his personal investments without limitation. KKR and its affiliates are not subject to any non-competition agreements with the Company. In addition, Mr. Fisher is permitted to engage in certain investment and advisory activities related to his position with Fisher Capital.

Other Named Executive Officers’ Employment Agreements

    Each of the other named executive officers, Messrs. Dailey, Noonan, Eisenacher and Sclafani, have entered into Employee Stockholder Agreements with the Company. Each agreement provides for the grant of shares of the Company’s common stock and options to purchase the Company’s common stock under the Company’s 1998 Stock Option Plan and 2004 Stock Incentive Plan. These agreements impose restrictions on the executives’ ability to transfer shares of the Company’s common stock prior to the fifth anniversary of the date on which the shares were originally acquired. These transfer restrictions were waived with respect to each executive on a pro rata basis relative to the percentage of shares Bristol West Associates LLC sold in the Company’s initial public offering on February 12, 2004.

    Under the Employee Stockholder Agreements with Messrs. Dailey, Noonan and Eisenacher, in the case of termination of the executive officers and in exchange for a promise not to compete with the Company for 12 months or disclose Company confidential information, each will receive payments and benefits in an amount equal to 12 months’ salary and benefits due him. Under the Employee Stockholder Agreement with Mr. Sclafani, in the case of termination and in exchange for a promise not to compete with the Company for 12 months or disclose Company confidential information, he will receive payments and benefits in an amount equal to 36 months’ salary and benefits due him.

    In addition, under the Employee Stockholder Agreements with Messrs. Dailey and Sclafani, other than options granted in connection with annual bonus awards, options granted under the Company’s 1998 Stock Option Plan become exercisable by the executives in installments over a five-year period: 20% of the stock subject to the option becomes exercisable on each of the first five anniversaries of the grant date of the particular option. Under the Employee Stockholder Agreement with Mr. Noonan, options granted under the Company’s 1998 Stock Option Plan become exercisable by Mr. Noonan in installments over a two-year period: 50% of the stock subject to the options becomes exercisable on each of the first two anniversaries of the grant of the particular option.

In addition, Messrs. Dailey, Noonan, Eisenacher and Sclafani have entered into a sale participation agreement with Bristol West Associates LLC and its affiliates, which provide that if Bristol West Associates LLC sells shares of the Company’s common stock other than in a qualified public offering, they have a right to participate in that sale.

Restricted Stock Awards Granted, Dividends Paid And Aggregate Number and Value of Holdings at Year-End

Name	Number of Shares Awarded in 2004 (Time-Based)	Dividends Paid in 2004 on Restricted Holdings ($) (1)	Value of Aggregate Restricted Stock Holdings at 12/31/04 ($) (2)

James R. Fisher	---	---	---
Jeffrey J. Dailey	54,348	8,152	1,086,960
Craig E. Eisenacher	27,174	4,076	543,480
Simon J. Noonan	27,174	4,076	543,480
James J. Sclafani, Jr.	18,098	2,715	361,960

(1)	This column represents dividends accrued for but not received by the executives for the Restricted Stock Awards. Dividends are paid to the executives upon the vesting of the restricted stock.

(2)	These values are based on the December 31, 2004 closing price for the Company’s stock of $20.00 per share.

Share Option Grants in 2004

The following table sets forth certain information concerning share options granted during 2004 to the five most highly compensated executive officers of the Company.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($)	Expiration Date	Grant Date Present Value ($)

James R. Fisher	---	---	---	---	---
Jeffrey J. Dailey	3,706.147		20.91(1)	04.05.14	18,422 (2)
Craig E. Eisenacher	---	---	---	---	---
Simon J. Noonan	1,793.071		20.91(1)	04.05.14	8,913 (2)
James J. Sclafani	1,255.050		20.91(1)	04.05.14	6,238 (2)

(1)	These options were granted under the Company’s 2004 Stock Incentive Plan. The option exercise price is $20.91, the market value of the Company’s stock on the date of the grant.

(2)
These values were determined based on the Black-Scholes option pricing model. Calculation of the Grant Date Present Value was based on the following assumptions: price volatility of 25.87%; a dividend yield of 0.96%; a risk-free rate of return of 2.07%; and exercise of the options ten years after their grant.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Cumulative Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
None (1)	-	-	-	-
Equity compensation plans not approved by security holders:

1998 Stock Option Plan:	3,235,586	$4.11	-	96,732
2004 Stock Incentive Plan:	24,199	$20.91	312,157	2,681,742

Total:	3,259,785	$4.23	312,157	2,778,474

(1)	The 1998 Stock Option Plan and the 2004 Stock Incentive Plan were not subject to stockholder approval as the Company was privately held until its initial public offering on February 12, 2004.

Aggregated Option Exercises in 2004 and Option Value at December 31, 2004

The following table shows the share options exercised during 2004 by the five most highly compensated executive officers of the Company and the number and value of specified unexercised options at December 31, 2004. The value of unexercised in-the-money share options at December 31, 2004 shown below is presented pursuant to SEC rules and, with respect to the Company’s shares, is based on the December 31, 2004 closing price on the New York Stock Exchange of $20.00 per share. The actual amount, if any, realized upon exercise of share options will depend upon the market price of the shares relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money share options reflected in this table will be realized.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised in-the- Money Options at December 31, 2004 ($)
Name	Shares Acquired On Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Fisher	---	---	873,546	---	14,125,238	---
Jeffrey J. Dailey	---	---	180,087	112,085	2,896,362	1,736,840
Craig E. Eisenacher	---	---	9,778	39,115	45,565	182,275
Simon J. Noonan	---	---	94,200	3,423	1,516,954	20,098
James J. Sclafani, Jr.	---	---	16,949	69,053	274,065	1,096,294

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code, oversees a management compensation program designed to further the attainment of the Company’s strategic goals of growth and profitability and thus increase shareholder value. For each executive officer (Senior Vice Presidents and above), the Committee is responsible for the establishment of base salary, as well as the award level for the annual Incentive Compensation Program. The Committee is also responsible for the award level and administration of the stock programs for executive officers, as well as recommendations regarding other executive benefits and plans, subject to the approval of the Board.

Compensation Philosophy

    The Company’s vision is to be the insurer of choice for its distribution force and policyholders. To achieve this vision, the Company must align all of its business processes to create value for policyholders and producers. It must continually refine its sales practices making it easier for its producers and policyholders to do business with the Company. It must strive to provide insureds with faster, higher quality and more flexible service when interacting with the Company. To accomplish these goals, it must recruit and retain highly competent insurance industry executives.

Within this context, the three major objectives for the Company’s executive compensation program are:

▪	Alignment: Link executive compensation rewards with growth in earnings and strategic operational performance that ultimately results in sustainable increases in shareholder value.
▪	Motivation: Motivate executives to be accountable for and accomplish the Company’s financial and strategic operational objectives.
▪	Retention and Attraction: Retain and attract key executives to drive increases in shareholder value.

The Company’s total compensation philosophy encompasses the following:

▪	Salary levels and salary increases that reflect position responsibilities, competitive market rates, strategic importance of the position, and individual performance and contributions.
▪	Annual incentive payments, based on the Company’s performance relative to its earnings goals and other strategic objectives and individual performance.
▪
Long-term incentives, provided through restricted stock and stock option grants, that reward key executives for performance related to increasing shareholder value, that vest over time, and encourage executive stock ownership.

▪	Benefit programs provided to all employees in which the Company’s executives are eligible to participate.

Compensation Methodology

    The compensation program of the Company is designed to enable the Company to appropriately compete for talented and experienced executives with companies of similar size within the property and casualty insurance industry. Data from insurance companies are primarily employed to determine competitive compensation levels for comparable positions within an organization the size of the Company.

    Total compensation is comprised of fixed compensation (annual base salary), variable compensation (annual incentive compensation program), and long-term incentive in the form of restricted stock. In general, the total cash compensation objective (base salary plus the cash portion of incentive compensation awards) is to pay senior executives in the third quartile (50% to 75%) of the property and casualty insurance industry market based on company size, subject to the needs of the Company and the experience and performance of its executives. This is designed to enable the Company to attract and retain high performing executives and reward them for above average performance. An independent compensation consultant provides data to the Compensation Committee regarding market rates for compensation and compensation plan structures. The data is derived from analysis of publicly available information and proprietary survey sources.

The specific components of the compensation program and how they function are described below:

Base Salary

Consistent with this compensation philosophy, annual base salaries for the Company’s executives are designed to be competitive within the property and casualty insurance industry for companies of similar size. Salaries and any increases for executives are determined after the close of the fiscal year and are based on a combination of individual performance and competitive compensation data.

Annual Incentive Compensation Program

The Board each year adopts a Business Plan with earnings goals and other strategic objectives. The annual Incentive Compensation Program (ICP) is designed to pay the Company’s executives a maximum award at levels from 20% to 100% of their annual salary based upon the executive’s position and responsibilities, and depending upon the Company’s performance relative to its earnings goals and other strategic objectives and the executive’s individual performance. The ICP awards are paid 75% in cash and 25% in restricted stock, pursuant to the Company’s 2004 Stock Incentive Plan. In assessing the Company’s performance in 2004 for the purpose of making ICP awards to the Company’s named executive officers and other executives, the Committee considered the Company’s return on equity, growth in net income, gross written premium and combined ratio relative to its Business Plan objectives and in light of an increasingly competitive market. Significant weight was given to the views of the Chief Executive Officer regarding the individual performances of the Company’s executives. The restricted stock awards that were paid as part of the 2004 ICP awards cliff vest in February 2007, and are forfeited if the executive’s employment with the Company terminates prior to the vesting date, except for death or disability. Vesting is accelerated for merger, sale or other business combination and for death or disability.

Restricted Stock

The Company’s success is dependent upon its senior management team. In 2004, restricted stock was granted to 14 key executives, including all named executive officers except James R. Fisher, the Chief Executive Officer, pursuant to the Company’s 2004 Stock Incentive Plan. The total value of these grants was $5 million. The restricted stock awards cliff vest in May, 2009 and are forfeited if the executive’s employment with the Company terminates prior to the vesting date, except for death or disability. Vesting is accelerated for merger, sale or other business combination and for death or disability. The Committee made these awards of restricted stock for the purpose of retaining key employees over a long-term period, providing them direct ownership in Company stock with a view toward preserving shareholder value and encouraging decisions related to increased shareholder value in the future.

Determination of the Chief Executive Officer’s Compensation

James R. Fisher has served as the Chief Executive Officer of the Company since September 2000. Mr. Fisher’s compensation package is detailed in this proxy statement under the tables and descriptive paragraphs of the section entitled “Executive Compensation”.

Beginning January 1, 2004, Mr. Fisher entered into an employment agreement with the Company under which his base salary was set at $700,000 per annum. Mr. Fisher was granted a one-time signing bonus of $175,000 at the time of the employment agreement. Mr. Fisher informed the Committee that he did not want to be considered for an ICP award for his performance in 2004. Mr. Fisher felt quite strongly that despite the Company’s growth in net income and superior return on equity, and his successful management of the Company through an increasingly competitive environment, the Company’s common stock price had not appreciated from its price at the Company’s initial public offering, and therefore he did not want to be paid a bonus. After several discussions with Mr. Fisher, the Committee, while disagreeing with Mr. Fisher and noting their satisfaction with his excellent performance, decided not to award him a cash bonus. However, the Committee decided to award Mr. Fisher restricted stock in the amount of $250,000. This restricted stock award cliff vests in February 2007, and is forfeited if Mr. Fisher’s employment with the Company terminates prior to the vesting date, except for death or disability. Vesting is accelerated for merger, sale or other business combination and for death or disability.

In making its decision to award Mr. Fisher an ICP award of restricted stock in the amount of $250,000, the Committee applied a 70% weight on the Company’s financial performance and 30% weight on individual performance. With respect to the Company’s financial performance, the Committee considered the Company’s return on equity, growth in net income, gross written premium and combined ratio relative to its Business Plan objectives and in light of an increasingly competitive market. With respect to Mr. Fisher’s individual performance, the Committee considered criteria within the three categories of Strategic Planning and Execution, Leadership and Resource Management, as well as the extent to which the Company’s strategic non-financial goals for 2004 were achieved.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Compensation Committee has reviewed, and continues to review, the potential consequences to the Company of section 162(m). Section 162(m) had no impact on the Company in 2004.

Compensation Committee Interlocks

No member of the Compensation Committee is an employee of an entity on whose board an executive officer of the Company sits.

The foregoing report has been respectfully furnished by the members of the Compensation Committee, being: R. Cary Blair (Chair), Richard T. Delaney and Eileen Hilton.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The Company’s common stock has been traded on the NYSE under the ticker symbol "BRW" since the Company’s initial public offering on February 12, 2004. The initial public offering price of the Company’s common stock was $20.00 per share. The following chart compares the total return on the Company’s common stock based on the initial public offering price ($20.00) from February 12, 2004 through December 31, 2004 with the total return on the S&P 500 Property and Casualty Insurance Index and the S&P 500 Index during the same period.

Total Return Analysis * (Assumes a $100 investment at the close of trading on February 12, 2004) 02/12/2004 12/31/2004
Bristol West Holdings, Inc $100.00 $100.82
S&P 500 Property & Casualty Insurance Index (1) $100.00 $103.32
S&P 500 Index (1) $100.00 $106.29
(1) Source: Index Services, Standard & Poors Company

* S&P reinvestment methodology assumes dividend reinvestment on X-dividend date as does BRW's total return calculation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Services Fees

Effective July 9, 1998, the Company entered into a contract with Fisher Capital Corp., LLC (“Fisher Capital”) to provide management, consulting and certain other services to the Company in exchange for an annual fee of $250,000 plus reimbursement for all reasonable expenses incurred. In September 2000, James R. Fisher, who is the managing member of Fisher Capital, was appointed Chairman of the Board and Chief Executive Officer of the Company. In consideration for the amount of time and effort required to officially assume his role as Chief Executive Officer of the Company, Fisher Capital’s annual fee was increased from $250,000 to $600,000 for the year 2000. Effective January 1, 2002, the annual fee paid to Fisher Capital was increased to $700,000. In further consideration for Mr. Fisher’s serving as Chief Executive Officer, in September 2000, the Company granted Fisher Capital 130,380 options to purchase common shares in the Company at a cost of $3.83 per option share. For the period from January 1, 2001 through December 31, 2003, Fisher Capital was also granted 32,595 options on a quarterly basis at a cost of $3.83 per option share for consideration of Mr. Fisher’s role as the Company’s Chief Executive Officer. Effective October 1, 2003, the quarterly program of granting Fisher Capital options was terminated and the Company granted Fisher Capital a final option grant of 123,861 options at a cost of $3.83 per option share, which included Fisher Capital’s regular 32,595 quarterly option grant plus an additional 91,266 options at a cost of $3.83 per option share. Prior to January 1, 2004, Mr. Fisher was not a direct employee of the Company and his sole direct compensation from the Company was an annual fee of $25,000 for serving on the Board. However, Mr. Fisher received 86.5% of all amounts paid by the Company to Fisher Capital. Effective January 1, 2004, Mr. Fisher entered into an employment agreement with the Company, whereby Mr. Fisher became a direct employee of the Company. At that time, the annual fee paid to Fisher Capital was reduced to $95,000 for continued consulting services, but Mr. Fisher will not receive any portion of those fees. The Company reimbursed Fisher Capital for expenses incurred on its behalf in 2004 in the amount of $55,003. Included in this amount were expenses in the amount of $19,574 incurred in connection with the Company’s initial public offering on February 12, 2004.

In consideration for consulting and certain other services provided to KKR is paid an annual fee of $500,000 plus reimbursement for all reasonable expenses incurred pursuant to a consulting agreement dated July 10, 1998 between the Company and KKR. The Company reimbursed KKR for expenses in the amount of $69,619 in 2004.

OneShield

The Company entered into a services agreement, dated July 24, 2002, with Firemark Partners LLC, (“the services agreement”), a service company created by Inder-Jeet Gujral, one of the founders of OneShield Inc., the developer of the Company’s OneStepTM’ software. Mr. Gujral became a director of the Company on March 24, 2004 and has been the Chairman of the Board of Directors of OneShield, Inc. and a controlling partner of Firemark Partners, LLC since January 2000. As of December 31, 2004, Mr. Gujral owned 0.55% of OneShield’s outstanding shares on a fully diluted basis. Pursuant to the services agreement, in exchange for providing development and implementation assistance to the Company with respect to OneStep, Firemark Partners was granted options to purchase 521,520 shares of the Company’s common stock at a price of $3.83 per share. Twenty-five percent of these options vested in the first year of the services agreement and the remaining 75% of these options vest based upon delivery of the system and future specified improvements in the Company’s underwriting expense ratio, as measured against the Company’s underwriting expense ratio for the four quarters prior to the effective date of the services agreement. As consideration for OneShield being chosen as the subcontractor for the services agreement, the Company was granted warrants to purchase OneShield common stock equal to 2% of the then fully diluted capital stock of OneShield. In addition, the Company purchased 8.0 million shares of preferred stock of OneShield, bringing the Company’s total ownership, including the warrants, to 6.8% on a fully diluted basis as of December 31, 2004. Certain members and employees of KKR, Fisher Capital and James R. Fisher also have interests in OneShield, through Aurora Investments LLC. As of December 31, 2004, Aurora Investments LLC’s interest in OneShield was 13.0% on a fully diluted basis. In addition, Mr. Fisher has been granted vested rights to purchase common stock equal to 0.02% of the fully diluted capital of OneShield in connection with his role on its strategic advisory board. Jeffrey J. Dailey, the Company’s President and Chief Operating Officer, became a director of OneShield on November 25, 2003. The Company paid Firemark Partners, LLC $1,611,514 for services and license fees under the services agreement in 2004. As of December 31, 2004, the Company had a loan receivable from OneShield of $454,000.

Alea

KKR owns approximately 39.4% of Alea Group Holdings (Bermuda) Ltd., which is a public company traded on the London Stock Exchange. James R. Fisher, the Company’s Chief Executive Officer and Chairman of the Board, and Perry Golkin, Todd A. Fisher and Scott C. Nuttall are also directors of Alea Group Holdings (Bermuda) Ltd., the parent company of Alea. Alea Group Holdings, (Bermuda) Ltd. provided the Company with reinsurance via a three-year Discretionary Quota Share Reinsurance Agreement for 2002, 2003 and 2004. This agreement was terminated and commuted on a cut-off basis effective January 1, 2005. The terms and conditions of this reinsurance contract with Alea were established on an arm's length basis by an unrelated lead reinsurer, National Union Fire Insurance Company of Pittsburgh, PA. The other two reinsurers under this Discretionary Quota Share Reinsurance Agreement were unrelated to the Company, Alea, KKR or Mr. Fisher. Total payments made to Alea in 2004 by the Company were $4,408,000.

Willis Group Holdings Limited

KKR owns approximately 5.6% on a fully diluted basis of Willis Group Holdings Limited, which is a public company traded on the New York Stock Exchange. James R. Fisher, the Company’s Chief Executive Officer and Chairman of the Board, Perry Golkin and Scott C. Nuttall are also directors of Willis. Todd A. Fisher was a director of Willis until he resigned as a director in April 2004. Willis acts as a broker in placing the Company’s health insurance and general corporate insurance coverages. The Company’s arrangement with Willis is in the ordinary course of its business and is on an arm's length basis. Willis earns compensation in the form of brokerage fees from the insurance carriers who provide the Company’s insurance coverage. Total payments made to Willis in 2004 by the Company were $1,162,000.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and the NYSE, and to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based on representations to the Company by such persons and a review of the copies of reports furnished to the Company, all of the Company’s directors and officers made all required filings on time during 2004, with the exception of one late Form 3 report filed by Aurora Investments II LLC, an affiliate of Bristol West Associates LLC, and related individuals, and one late Form 3 report filed by George G. O’Brien that was incomplete when initially timely filed and was late when subsequently corrected. In addition, Todd A. Fisher, Perry Golkin, Inder-Jeet Gujral, Mary R. Hennessy, James N. Meehan, Scott C. Nuttall and Arthur J. Rothkopf each received phantom stock units quarterly, beginning with the third quarter of 2004, as compensation for their service on the Board under the Company’s Non-Employee Directors’ Deferred Compensation Plan. Pursuant to the Plan, the phantom shares were calculated and these directors’ accounts were credited with phantom shares within three days after the Company announced its third quarter earnings, and Form 4s were filed within two days thereafter. However, because the phantom shares were calculable at the end of the third quarter, before the Company announced earnings, each of these directors may be deemed to have filed late Form 4s for the third quarter 2004 phantom shares.

SOLICITATION OF PROXIES

The Board hereby solicits proxies for use at the 2005 Annual Meeting and at any adjournment thereof. Stockholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, Bristol West Holdings, Inc. 5701 Stirling Road, Davie, Florida 33314, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Attendance alone at the meeting will not revoke a proxy which was previously submitted to the Company.

The cost of this proxy solicitation is borne directly by the Company. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation for a fee of approximately $6,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company also will request brokers and other nominees to forward soliciting material to the beneficial owners of shares that are held of record by them, and will pay the necessary expenses.

STOCKHOLDER AND OTHER PROPOSALS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting, including nominations for the election of directors, may do so in accordance with SEC Rule 14a-8 and is advised that the proposal must be received by the Secretary at the Company’s principal offices located at 5701 Stirling Road, Davie, Florida 33314, not later than December 20, 2005.

For any proposal that is not submitted for inclusion in the Company’s proxy materials to be distributed in connection with its 2006 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2006 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on March 4, 2006 and advise stockowners in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on March 4, 2006. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314.

A stockholder may also propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc. 5701 Stirling Road, Davie, Florida 33314. The Corporate Governance and Nominating Committee will consider the stockholders’ nominee proposal in accordance with the selection process and specific qualification standards set forth in the Company’s Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and can also be found on the Company’s website at www.bristolwest.com.

RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not participate in householding for mailings to its stockholders of record, a number of brokerage firms with account holders who are Company stockholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any stockholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314, Attention: Craig E. Eisenacher, or by calling Craig E. Eisenacher at (954) 316-5192. Similarly, if a stockholder shares an address with another stockholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address and phone number to request a single copy of these materials.

Appendices
Appendix A Corporate Governance Guidelines
Appendix B Audit Committee Charter
Appendix C Compensation Committee Charter
Appendix D Corporate Governance and Nominating Committee Charter

APPENDIX A

BRISTOL WEST HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES

I     Introduction

The Board of Directors of Bristol West Holdings, Inc. (the “Company”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance guidelines (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. In recognition of the continuing development of corporate governance best practices these guidelines will be periodically reviewed by the Corporate Governance and Nominating Committee and, if appropriate, recommendations for revision will be made to the Board.

II    Responsibilities and role of the Board
The primary responsibility of the Board is to oversee the affairs of the Company in accordance with applicable laws, rules and regulations, including the requirements of the New York Stock Exchange, Inc. (“NYSE”). The role of the Board is to monitor the effectiveness of management’s policies and decisions, including the execution of its strategies towards maximizing the Company’s long-term value for the benefit of shareholders.

All directors owe a duty of loyalty to the Company to ensure that the best interests of the Company take precedence over any interests possessed by the directors. The directors, in discharging their duties, are required to exercise the skill and care which may be reasonably expected of a person with that director’s skills and experience.

III    Board Composition
The Board has determined not to have a fixed number of directors, but in accordance with the Company’s current by-laws the maximum number of directors will be no more than 15. A majority of the Board will consist of directors who the Board has determined have no material relationship with the Company and who will qualify as “independent” under the listing standards of the NYSE. The Corporate Governance and Nominating Committee and the Board will use the Director Independence Standards set out in Appendix I to these guidelines in determining the independence of a director.

The Board, with assistance from its Corporate Governance and Nominating Committee, will undertake an annual review to evaluate the independence of its non-employee directors and the independence standards to be applied. In advance of the meeting at which this review occurs, each non-employee director will be asked to provide the Board with full information regarding the director’s business and other relationships with the Company and its affiliates and senior management and their affiliates to enable the Board to evaluate the director’s independence.

IV   Selection of Chairman of the Board and Chief Executive Officer
The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The positions may be filled by one individual.

V    Selection of Directors
Nominations. The Board is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The

Company’s shareholders may nominate a person for election to the Company’s Board of Directors in accordance with the provisions of the Company’s by-laws or may propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board. The Corporate Governance and Nominating Committee is responsible for identifying, considering and recommending candidates to the Board for Board membership, including shareholder nominations or proposals received, subject to the majority of the Board remaining independent.

The Corporate Governance and Nominating Committee will use the Director Selection Process set out in Appendix II to these guidelines in performing its selection function.

Criteria. The Board, based on the recommendation of the Corporate Governance and Nominating Committee, will select new nominees for the position of director by reference to its Director Qualification Standards set out in Appendix III to these guidelines.

Orientation and Continuing Education. Senior management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business and its risk profile, and meetings with senior management. Periodically senior management will prepare additional internal educational sessions for directors and directors will be encouraged to participate in external educational programs sourced for directors on matters relevant to the Company and to the exercise of the duties of a director.

VI    Election Term
The Board has not established term limits. However, the directors will generally be expected to serve for a term of office of not less than three years.

VII   Retirement of Directors
The Company’s by-laws prescribe that each director will be subject to annual re-election at the Company’s Annual General Meeting and to the provisions of the Company’s by-laws regarding removal. The by-laws do not establish a mandatory retirement age for directors.

VIII         Other Directorships
The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues.  Directors should advise the Chairman of the Corporate Governance and Nominating Committee and the Chairman and Chief Executive Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

IX    Board Meetings
The Board anticipates holding at least four meetings annually with further meetings to occur at the discretion of the Board. The Chairman and Chief Executive Officer establishes the agenda for each Board Meeting and distributes the agenda in advance of the meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

Management is responsible for assuring that information and data that are important to the Board’s understanding of the Company’s business and to all matters expected to be considered and acted upon by the Board be distributed in writing to the Board sufficiently in advance of each Board meeting and each action to be taken by written consent to provide the directors a reasonable time to review and evaluate such information and data. Management will make every attempt to see that this material is as concise as possible while still providing the desired information. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written material may not be available in advance. To prepare for meetings, directors should review these materials in advance.

Directors will preserve the confidentiality of all materials given and information provided to the Board.

X    Attendance and Participation in Meetings

All directors should make every effort to attend meetings of the Board and its committees of which they are members, as well as meetings of shareholders. Members may attend by telephone or video conference.

Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of its committees on which he or she serves. Upon request, senior management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business.

XI    Confidentiality

The proceedings and deliberations of the Board and its committees are confidential. Each director is expected to maintain the confidentiality of information received in connection with his or her service as a director.

XII   Executive Sessions of Independent Directors
Independent directors will meet in executive session without senior management for a portion of each meeting. Any non-management directors who are not independent under the NYSE regulations may participate in such executive sessions provided that the independent directors meet in executive session without them not less than once a year. The Chairman of each session will be determined by the directors at that time.

XIII   The Committees of the Board
The Company will have the Board committees required by the rules of the NYSE. Currently, these are the Audit Committee, the Compensation Committee and Corporate Governance and Nominating Committee. Each of these three committees has a written charter satisfying the rules of the NYSE. These charters can be found on the Company’s website at www.bristolwest.com. The Audit Committee also satisfies the requirements of SEC Rule 10A-3.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chairman for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairman will give to the Board a report of the committee’s activities since the preceding Board meeting.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least three directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under the rules of the NYSE and the SEC, as applicable. The required qualifications for the members of each committee shall be set out in the respective committees’ charters. A director may serve on more than one committee for which he or she qualifies.

Committee meetings are generally scheduled to coincide with regular Board meetings. The Chairman of each committee may call additional meetings, as required.

The Company also has an Executive Committee. This Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company in accordance with the Executive Committee Charter and except as may otherwise be provided in the resolutions of the Board or and under applicable law.

The Company also has a Finance and Investments Committee. This Committee, through regular meetings with management, shall assist the Board in monitoring whether the Company has adopted and adheres to a rational and prudent investment and capital management policy and such other matters as the Board or Committee deems appropriate.

XIV        Other Audit Committee Memberships

No member of the Audit Committee may serve simultaneously on the audit committees of more than three other public company boards, unless the Board determines that such simultaneous service would not impair such director’s ability to effectively serve on the Audit Committee and such determination is disclosed in the Company’s annual proxy statement. Directors will advise both the Chief Executive Officer and the Chairman of Board and the Chairman of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on the Audit Committee of any other public company board.

XV          Evaluating Board and Board Committee Performance

The Board, acting through the Corporate Governance and Nominating Committee, will conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board, with the exception of the Executive Committee, will conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its charter.

XVI         Management Succession

From time to time, the Board will review and consider a succession plan. To assist the Board, the Chairman and Chief Executive Officer will present to the Corporate Governance and Nominating Committee a report on succession planning for all senior management with an assessment of senior management and their potential to succeed the Chairman and Chief Executive Officer and other senior management positions. The Chairman and Chief Executive Officer and the Chairman of the Corporate Governance and Nominating Committee shall review the report with the Board. As a matter of policy, the Chairman and Chief Executive Officer provides the Board, on an ongoing basis, his or her recommendation as to a successor in the event he or she is no longer able to serve as Chairman and Chief Executive Officer.

XVII        Executive Compensation

Evaluating and Approving Salary for the Chairman and Chief Executive Officer. The Board, acting through the Compensation Committee, evaluates the performance of the Chairman and Chief Executive Officer and the Company against the Company’s goals and objectives and approves the compensation level of the Chairman and Chief Executive Officer.

Evaluating and Approving the Compensation of Senior Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to senior management of the Company.

XVIII      Board Compensation
The Board periodically reviews the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIX         Contact with Senior Management
All directors are encouraged to contact the Chairman and Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of senior management and are encouraged to speak to any member of senior management. The directors will co-ordinate all such access, as far as possible, through the Chairman and Chief Executive Officer and will use their judgment to assure that this access is not unduly distracting to the business operations of the Company. The Board expects that there will be frequent opportunities for directors to meet with the Chairman and Chief Executive Officer and other members of senior management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages senior management, from time to time, to bring employees into Board meetings who, (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, or (b) should be given exposure to the Board.

XX         Communications with Shareholders and Other Constituencies

The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management with senior management present.

A shareholder may either communicate with the independent directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Corporate Secretary at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314.

XXI        Code of Conduct and Business Ethics

The Company has adopted a Code of Conduct and Business Ethics. Certain portions of the Code deal with activities of directors, including with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s Legal Department in the event of any issues.

XXII   Reliance on Senior Management and Outside Advice

In performing its functions, the Board and its committees are entitled to rely on the advice, reports and opinions of senior management as well as outside counsel, accountants, auditors and other expert advisors. The Board and its committees shall have the authority to retain and approve the fees and retention terms of its outside advisors.

March 8, 2005

APPENDIX I

DIRECTOR INDEPENDENCE STANDARDS

The Board and the Corporate Governance and Nominating Committee will broadly consider all relevant facts and circumstances and will apply the following standards.

a)	A director will not be considered independent if,

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is or has been within the last three years, an executive officer, of the Company; or
•
the director or an immediate family member of the director, has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

•
the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; or the director is a current employee of such a firm; or the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time frame; or the director, or an immediate family member of the director, is or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee; or

•
the director is a current employee, or an immediate family member is a current executive officer, of a company (other than a charitable organization) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer - the former employment of the director or immediate family member need not be considered.

b)	A director will only be appointed as a member of the Board Audit Committee if he or she also satisfies the independence criteria laid down in SEC Rule 10A-3.

c)	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•
Commercial Relationship: If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues:

•	Indebtedness Relationship: If a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;
•
Equity Relationship: If the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 10% of the total shareholders’ equity of the company where the director serves as an executive officer; or

•
Charitable Relationship: If a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

d)
For relationships that do not meet the categorical standards of immateriality set forth in section (c) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be considered independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections (a) to (c) above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section (c) above.

e)
For the purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

APPENDIX II

DIRECTOR SELECTION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings of Shareholders. The Corporate Governance and Nominating Committee (“the Committee”) is responsible for identifying, considering and recommending candidates to the Board for Board membership. The Chair of the Committee will oversee this process.

The Committee will generally use the following process when recruiting, evaluating and selecting new director candidates and considering shareholder nominations. The various steps outlined in the process may be performed simultaneously and in an order other than that presented below. Throughout the process, the Committee will keep the full Board informed of its process.

The Company is committed to maintaining its policy of inclusion and diversity within the Board.

1
The Committee will review periodically the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its Director Qualification Standards and the Company’s current and future needs.

2	Using the results of the review, the Committee will prepare a target candidate profile.

3
The Committee will develop an initial list of director candidates by utilizing the personal network of the Board and senior management of the Company, and considering any nominees previously recommended including those received from shareholders. The Committee may retain a search firm to assist with this process.

4
The Committee will consider the director candidates to identify those individuals who best fit the target candidate profile and the Board’s Director Qualification Standards. From this review, the Committee will prepare a list of preferred candidates and present it to the full Board for input.

5
The Committee will determine if any director has a business or personal relationship with any of the preferred candidates that will enable the director to initiate contact with the candidate to determine his or her interest in being considered for membership to the Board. If necessary, the search firm assisting with the process will be used to initiate this contact.

6	Whenever possible, the Chairman of the Committee, at least one other independent member of the Board and the Chairman and Chief Executive Officer will interview each interested preferred candidate.

7	Based on input received from the candidate interviews, the Committee will determine whether to extend an invitation to a candidate to join the Board.

8	A reference check will be performed on the candidate.

9	Depending on the results of the reference check, the Committee will extend the candidate an invitation to join the Board, subject to election by the Board.

10	The Board will vote on whether to elect the candidate to the Board.

APPENDIX III

DIRECTOR QUALIFICATION STANDARDS

The Board should at a minimum consider the following factors in the nomination or appointment of members of the Board:

1	Integrity. Directors should have proven integrity and be of the highest ethical character and share the Company’s values.

2	Reputation. Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

3	Judgment. Directors should have to ability to exercise sound business judgment on a broad range of issues.

4	Knowledge. Directors should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations.

5
Experience. In selecting directors, the Board should generally seek those with practical experience of large and complex divisions of publicly held companies, and leaders of major complex organizations, including scientific, accounting, government, educational and other non-profit institutions.

6	Maturity. Directors should value Board and team performance over individual performance, possess respect for others and facilitate superior Board performance.

7
Skills and Personality. In selecting directors the Board should consider the interplay of the individual’s experience, skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company.

8
Commitment. Directors should be able and willing to devote the required amount of time to the Company’s affairs, including preparing for and attending meetings of the Board and its committees. Directors should be actively involved in the Board and its decision-making.

9	Independence. Directors should be independent in their thought and judgment and be committed to represent the long-term interests of all of the Company’s shareowners.

APPENDIX B

BRISTOL WEST HOLDINGS, INC.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS CHARTER

I.     PURPOSE

The Audit Committee’s (the “Committee”) purpose shall be to have direct responsibility for those duties and responsibilities set forth in Section IV of this Charter, as well as any other duties and responsibilities delegated to the Committee by the Board of Directors from time to time.

II.     STRUCTURE AND OPERATIONS

Composition and Qualifications
The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or by an outside consultant.

No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation.

Appointment and Removal
The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman
Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.    MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review
1.
Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

3.
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

4.	Retain and terminate independent auditors and approve all audit engagement fees and terms.

5.	Inform each registered public accounting firm performing work for the corporation that such firm shall report directly to the Committee.

6.
Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

7.	Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services”.

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:
(a) Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the corporation;
(b)	Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.
(c)
Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation.

(d)	Take into account the opinions of management and the corporation’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

9.
In consultation with the independent auditors, management and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation’s management.

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

11.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

12.	Review and discuss with the independent auditor the responsibilities, budget and staffing of the corporation’s internal audit function.

Legal Compliance / General

13.	Review periodically, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

14.
Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

15.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provided audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one year of the initiation of the current audit.

16.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Reports

17.	Prepare all reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

18.	Report regularly to the full Board of Directors including:
(i)
with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function;

(ii)	following all meetings of the Committee; and
(iii)	with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

19.	Maintain minutes or other records of meetings and activities of the Committee.

V.    ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX C

BRISTOL WEST HOLDINGS, INC.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS CHARTER
I.    PURPOSE

The Compensation Committee’s (the “Committee”) purpose shall be to have direct responsibility for those duties and responsibilities set forth in Section IV of this Charter, as well as any other duties and responsibilities delegated to the Committee by the Board of Directors from time to time.

II.    STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NYSE. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.    MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.
As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, Bristol West’s principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of Bristol West or such other persons as it deems appropriate in order to carry out its responsibilities.  The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee.

The Committee, in discharging its duties and responsibilities, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

1.	Establish and review the overall compensation philosophy of the corporation.

2.	Review and approve corporate goals and objectives relevant to the CEO and other executive officers compensation, including annual performance objectives.

3.
Evaluate the performance of the CEO and other executive officers in light of these goals and objectives and, based on such evaluation, determine and approve, either as a committee or together with the other independent directors (as directed by the Board of Directors) the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO and other executive officers. In determining the long-term incentive component of compensation for the CEO and other executive officers, the Committee should consider Bristol West’s performance and relative shareholder return, the value of similar incentive awards to CEOs and other executive officers at comparable companies, and the awards given to Bristol West’s CEO and other executive officers in past years.

4.	In connection with executive compensation programs:
(i)	Review and recommend to the full Board of Directors, or approve, new executive compensation programs;
(ii)	Review on a periodic basis the operations of Bristol West’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);
(iii)	Establish and periodically review policies for the administration of executive compensation programs; and
(iv)	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

5.	Establish and periodically review policies in the area of senior management perquisites.

6.	Consider policies and procedures pertaining to expense accounts of senior executives.

7.	Review and recommend to the full Board of Directors compensation of directors as well as director’s and officer’s indemnification and insurance matters.

8.
Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of Bristol West, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by Bristol West.

arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by Bristol West.

Monitoring Incentive and Equity-Based Compensation Plans

9.
Review and make recommendations to the Board of Directors with respect to Bristol West’s incentive-compensation plans and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.

10.	Review and approve all equity compensation plans of Bristol West that are not otherwise subject to the approval of Bristol West’s shareholders.

11.	Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to Bristol West’s equity-based plans.

12.	Monitor compliance by executives with the rules and guidelines of Bristol West’s equity-based plans.

13.	Review and monitor employee pension, profit sharing and benefit plans.

14.
Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

15.
Prepare an annual report on executive compensation for inclusion in Bristol West’s proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

16.
Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

V.    ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX D

BRISTOL WEST HOLDINGS, INC.

CORPORATE GOVERNANCE and NOMINATING COMMITTEE OF
THE BOARD OF DIRECTORS CHARTER

I.    PURPOSE

The Corporate Governance and Nominating Committee’s (the “Committee”) purpose shall be to have direct responsibility for those duties and responsibilities set forth in Section IV of this Charter, as well as any other duties and responsibilities delegated to the Committee by the Board of Directors from time to time.

II.    STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the New York Stock Exchange, Inc.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.    MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.    RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.
Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company's business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Review and make recommendations to the full Board of Directors, or determine, whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

3.
Evaluate candidates for nomination to the Board of Directors, including those recommended by shareholders. In that connection, the Committee shall adopt procedures for the submission of recommendations by shareholders as it deems appropriate.

4.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.
Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

6.
Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

7.	Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection, Composition and Evaluation

8.
Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

9.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

10.
Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

11.
Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of committees of the Board of Directors.

Corporate Governance

12.
Review the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

13.
Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

14.	Review policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process

15.
Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

16.
Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

V.    ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

BRISTOL WEST HOLDINGS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2005
SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoints James R. Fisher, Chief Executive Officer and Chairman of the Board, Jeffrey J. Dailey, President and Chief Operating Officer and Craig E. Eisenacher, Chief Financial Officer, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the stockholder(s), for and in the name of the stockholder(s), to vote at the Annual Meeting of Stockholders of Bristol West Holdings, Inc., (the “Meeting”) to be held at Bristol West Holdings, Inc.,
 5701 Stirling Road, Davie, Florida 33314, on the 12th day of May, 2005 at 9:00 a.m., and at any adjournment thereof, the shares of stock which the stockholder(s) would be entitled to vote if personally present.

The stockholder(s) hereby ratifies all actions of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revokes any authorization to vote such shares heretofore given by the stockholder(s) to anyone. The undersigned hereby acknowledges receipt of the
Notice of Annual Meeting of Stockholders dated April 18, 2005, and the Proxy Statement furnished therewith.

If the stockholder(s) fails to specify herein how such shares are to be voted on said proposals (1) and (2), they shall be voted “FOR” proposals
(1) and (2).

(over)

BRISTOL WEST HOLDINGS, INC.
P.O. BOX 11147
NEW YORK, NY 10203-0147

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

▼DETACH PROXY CARD HERE▼

Sign, Date and Return the
Proxy Card Promptly Using                    ☒
the Enclosed Envelope.

                                    Votes MUST be indicated
                        (x) in Black or Blue ink.

BOARD OF DIRECTORS RECOMMENDS VOTES FOR PROPOSALS (1) and (2).
1.	SELECTION OF DIRECTORS:

FOR  ☐ WITHHOLD ☐   EXCEPTIONS   ☐
          FOR ALL

Nominees:
01- James R. Fisher, 02-R. Cary Blair, 03-Richard T. Delaney, 04-Todd A.
 Fisher, 05-Perry Golkin, 06-Inder-Jeet S. Gujral, 07-Mary R. Hennessy,
 08-Eileen Hilton, 09-James N. Meehan, 10-Scott C. Nuttall, 11-Arthur J. Rothkopf

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.

Exceptions ___________________________________________________

                                            FOR     AGAINST   ABSTAIN
                 ☐   ☐   ☐

2. THE RATIFICATION OF THE SELECTION OF
DELOITTE & TOUCHE LLP as independent
auditor for 2005.

To change your address, please mark this box.
                           ☐
Attend Annual Meeting mark here.
                           ☐
In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

                                                 ________________________                    __________________
                                                 Date       Stockholder sign name        Co-owner sign here